UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting material Pursuant to §240.14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

NELDA CONNORS

FREDERICK DISANTO

SAMEH FAHMY

INVERNESS HOLDINGS LLC

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Ancora Alternatives LLC (“Ancora”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of their slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern” or the “Company”).

On February 22, 2024, Ancora Holdings Group, LLC, its affiliates and the other participants in the solicitation issued the following press release:

Investor Group Reinforces Commitment to Safety at Norfolk Southern and Reiterates the Facts Regarding the Poor Record of CEO Alan Shaw

Expresses Concern About Norfolk Southern’s Lobbying Efforts, Which Appear to be About Using Misinformation and Inappropriate Influence to Protect Mr. Shaw’s Status as One of the Railroad Industry’s Highest-Paid Executives

Remains Inspired by President Joe Biden’s Statements About the Importance of Holding Norfolk Southern Accountable

CLEVELAND--(BUSINESS WIRE)--Ohio-based Ancora Holdings Group, LLC, its affiliates and the other participants in its solicitation (collectively, the “Investor Group” or “we”), who collectively own a large equity stake in Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern” or the “Company”), today issued the below statement following the Federal Railroad Administration’s recent letter.

As a reminder, the Investor Group recently announced the nomination of eight highly qualified, independent candidates (the “Investor Slate”) for election to the Company’s Board of Directors (the “Board”) at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). In addition, the Investor Group announced it has identified a proposed management team that includes transportation network leader Jim Barber, Jr. as Chief Executive Officer and lifelong railroad operator and turnaround expert Jamie Boychuk as Chief Operating Officer. To learn more about the Investor Slate and proposed management team, download a copy of the Investor Group’s presentation, entitled The Case for Leadership, Safety and Strategy Changes at Norfolk Southern, at www.MoveNSCForward.com.

The Investor Group commented:

“We agree with the Federal Railroad Administration’s statement that Norfolk Southern’s path to ‘immediate and long-term success is through a relentless focus on safety.’ We also share the agency’s concerns regarding ‘backsliding’ at the Company. Despite making reactionary safety commitments following the preventable derailment in East Palestine, Ohio in 2023, Norfolk Southern’s Board and management team have overseen multiple derailments and the tragic death of an engineer in 2024. This is one of the primary reasons why our proposed management team and slate of director candidates, which includes former policymakers with relevant expertise, continue to follow President Joe Biden’s calls to hold Norfolk Southern accountable.

We believe Chair Amy Miles and the Board have presided over yet another failure of oversight by allowing Chief Executive Officer Alan Shaw to allocate millions of dollars to wide-ranging lobbying and public relations efforts, which now appear to be geared toward saving his role as one of the railroad industry’s highest-paid executives. We know for a fact that the Company’s private jets have been heading to Washington, D.C. with great frequency since we privately nominated a slate of director candidates in November of 2023. According to public records, the Company is represented by 41 lobbyists, who are tasked with engaging governmental bodies that include the Department of Transportation, Surface Transportation Board and Federal Railroad Administration.1 Nearly 80% of these lobbyists are considered ‘revolvers,’ meaning they previously worked at the very government entities they are now talking to on behalf of Mr. Shaw and Norfolk Southern.2 Fortunately, dedicated and engaged public officials are likely to see through Norfolk Southern’s defensive efforts and villainizing of the Investor Group.

While Mr. Shaw is allowed to continue wasting money on self-serving lobbying and public relations strategies, rather than allocating that stream of funds to safety initiatives, we are going to focus on facts that include:

•	Our slate’s Scheduled Network strategy would position the Company to enhance safety and reduce risks by shrinking the number of trains on the track and reducing dangerous workloads that can lead to exhaustion-driven mistakes.

•	Our slate’s top priority is safety because Norfolk Southern cannot deliver sustained value for any stakeholder without first establishing a safety-first culture – Company billboards and photo ops do not translate to a real safety-first culture.

•	Our slate is publicly committing to releasing a 100-day transition plan and detailed strategy overview after it is able to begin soliciting support for proposals at the 2024 Annual Meeting.

•	Mr. Shaw has had more than 30 years to help establish a safety-first culture at Norfolk Southern, but stakeholders continue to have legitimate concerns about the lapses that are still occurring.

•	Mr. Shaw has never held a senior role in operations, which is typically where safety protocols are established and enforced.

•	The employees and partners of Ancora, which is an Ohio-based asset manager that serves the needs of individuals, families, pension funds and other institutions, have loved ones and family who have been directly impacted by the tragedy in East Palestine, Ohio – meaning this campaign is about much more than financial returns to Ancora.”

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About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. For more information about Ancora, please visit https://ancora.net.

Advisors

Cadwalader, Wickersham & Taft LLP is serving as legal advisor, with Longacre Square Partners LLC serving as communications and strategy advisor and D.F. King & Co., Inc. serving as proxy solicitor.

1 www.opensecrets.org.

2 www.opensecrets.org.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora (defined below) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Ancora that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Ancora nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events. Certain statements and information included herein have been sourced from third parties. Ancora does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Alternatives LLC (“Ancora Alternatives”) and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying BLUE universal proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern” or the “Corporation”).

The participants in the proxy solicitation are currently anticipated to be Ancora Catalyst Institutional, LP (“Ancora”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Nelda Connors, Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives, as the general partner and investment manager of each of the Ancora Funds and as the investment manager of the Ancora Alternatives separately managed accounts (each, an “SMA”) may be deemed to beneficially own in the aggregate 913,180 shares of Common Stock (of which 830,380 shares of Common Stock are directly and beneficially owned by the Ancora Funds, including the 123,500 shares of Common Stock underlying 1,235 American call options held directly and beneficially in aggregate by the Ancora Funds, and of which 82,800 shares of Common Stock are held indirectly and beneficially by the Ancora Alternatives SMAs). Ancora Advisors, as the investment advisor to the SMA of Ancora Advisors, may be deemed to beneficially own all of the 270 shares of Common Stock held in the Ancora Advisors SMA. Ancora Group, as the sole member of Ancora Advisors, may be deemed to beneficially own all of the 270 shares of Common Stock held in the Ancora Advisors SMA. Ancora Family Wealth, as the investment advisor to the Ancora Family Wealth SMAs, may be deemed to beneficially own all of the 9,847.28 shares of Common Stock held in the Ancora Family Wealth SMAs. Inverness Holdings, as the sole member of Ancora Family Wealth, may be deemed to beneficially own all of the 9,847.28 shares of Common Stock held in the Ancora Family Wealth SMAs. Ancora, as the sole member of each of Ancora Alternatives, Ancora Group and Inverness Holdings, may be deemed to beneficially own in the aggregate 923,297.28 shares of Common Stock held by the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options), the Ancora Alternatives SMAs, the Ancora Advisors SMA and the Ancora Family Wealth SMAs. Mr. DiSanto, as the Chairman and Chief Executive Officer of Ancora, may be deemed to beneficially own in the aggregate 923,297.28 shares of Common Stock held by the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options), the Ancora Alternatives SMAs, the Ancora Advisors SMA and the Ancora Family Wealth SMAs. The Ancora Parties beneficially own 923,297.28 shares of Common Stock in the aggregate (including the 123,500 shares of Common Stock underlying 1,235 American call options). Gilbert Lamphere owns 1,200 shares of Common Stock and Sameh Fahmy owns 3,000 shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

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Contacts

Longacre Square Partners

Greg Marose / Charlotte Kiaie, 646-386-0091

MoveNSCForward@longacresquare.com

D.F. King & Co., Inc.

Edward McCarthy

212-493-6952

MoveNSCForward@dfking.com

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